UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 1, 2020, Power REIT (“Power REIT” or the “Trust”) has entered into an agreement for expansion of a property located in southern Colorado ( “Maverick 5”) owned by a wholly owned subsidiary of the Trust (“PropCo”) and leased to Original Cannabis Growers of Ordway LLC (“Tenant”) pursuant to a lease (the “Lease”).

Power REIT acquired Maverick 5 on March 19, 2020 for $150,000 which is a 5.2 acre parcel approved for cannabis cultivation. As part of the acquisition, the Trust agreed to fund the immediate construction of 5,040 square feet of greenhouse space and 4,920 square feet of head-house/processing space on the property for $868,125. The expansion consists of approximately 5,040 square feet of additional greenhouse space for cultivation of cannabis. The Tenant is responsible for implementing the expansion and PropCo will the fund the cost of such expansion up to a total of $340,539 with any additional amounts funded by Tenant.

As part of the agreement, PropCo and Tenant have amended the Lease to increase the rent whereby after a six-month period, the additional rental payments provide PropCo with a full return of its invested capital related to the expansion over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.5% return on the original invested capital amount which will increase at a 3% rate per annum. At any time after year six of the Lease, if cannabis is legalized at the federal level, the rent will be readjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven.

The Lease provides that Tenant is responsible for paying all expenses related to the Properties, including maintenance expenses, insurance and taxes. The Lease requires the Tenant to maintain a medical cannabis license and operate in accordance with all Colorado and state and local regulations with respect to its operations. The Lease prohibits the retail sale of the Tenant’s cannabis and cannabis-infused products from the Properties.

The Trust’s commitment to fund construction and the expansion will be funded from existing working capital.

The foregoing descriptions of the lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 7.01 Regulation FD Disclosure.

On April 1, 2020, the Trust issued a press release regarding the acquisition of the Properties. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1	Lease Amendment related to Maverick Lot 5

99.1	Power REIT Press Release issued on May 1, 2020.

Forward-Looking Statements

Some of the information in this press release contains forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission (“SEC”), as well as in other reports that we file with the SEC.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: May 1, 2020	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer

Exhibit	Description of Exhibit

10.1	Lease Amendment related to Maverick Lot 5

99.1	Power REIT Press Release issued on May 1, 2020.